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                                                                  Exhibit 23.1





                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Clean Diesel Technologies, Inc. pertaining to the 1994 Incentive Plan of Clean Diesel Technologies, Inc., as amended through August 8, 1996, of our report dated March 11, 1996 with respect to the fiancial statements of Clean Diesel Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1995,filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP
                                          Ernst & Young LLP


Stamford, Connecticut
November 27, 1996